RESTATED

CERTIFICATE OF INCORPORATION

OF

HARRIS & HARRIS GROUP, INC.

Under Section 807 of the Business Corporation Law

HARRIS & HARRIS GROUP, INC. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the Business Corporation Law of the State of New York, does hereby certify as follows:

FIRST: The name of the corporation is Harris & Harris Group, Inc.

SECOND: The certificate of incorporation of the Corporation was filed with the Department of State on August 19, 1981 under the original name Sovereign Thoroughbreeders, Inc.

THIRD: The certificate of incorporation of the Corporation is hereby amended to change the post-office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him.

FOURTH: To accomplish the foregoing amendment, Article 7 of the certificate of incorporation of the Corporation, relating to the post-office address is hereby amended to read as set forth in the same numbered article of the certificate of incorporation of the Corporation as hereinafter restated.

FIFTH: The restatement of the certificate of incorporation of the Corporation herein provided for was authorized by the Board of Directors of the Corporation pursuant to Section 803(b)(2) of the Business Corporation Law.

SIXTH: The text of the certificate of incorporation of the Corporation is hereby restated as further amended or changed herein to read as follows:

1. The name of the Corporation is Harris & Harris Group, Inc.

2. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

3. The office of the Corporation is to be located in the County of New York and State of New York.

4. The aggregate number of shares which the Corporation shall have authority to issue is 32,000,000 shares, consisting of 30,000,000 shares of Common Stock, par value one cent ($.01) per share, and 2,000,000 shares of Preferred Stock, par value ten cents ($.10) per share.The designations, relative rights, preferences and limitations of the shares of each class shall be as follows: Subject to the provisions hereof the Board of Directors is hereby expressly authorized to divide shares of Preferred Stock into one or more series, to issue the shares of Preferred Stock in such series, and to fix the number of shares to be included in each series, and the designation, relative rights, preferences and limitations of all shares of each series. The authority of the Board of Directors with respect to each series shall include, without limitation, the determination of any or all of the following matters:

(a) the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

(b) the annual dividend rate on the shares of such series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

(c) the redemption price or prices for shares of such series, if redeemable, and the terms and conditions of such redemption;

(d) the preference, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(e) the voting rights (including but not limited to, the number of votes per share), if any, of shares of such series in addition to voting rights prescribed by law, and the terms, if any, of such voting rights;

(f) the rights, if any, of shares of such series to be converted into shares of any other class or series, including Common Stock, and the terms and conditions of such conversion;

(g) the terms or amount of any sinking fund provided for the purchase or redemption of such series; and

(h) any other relative rights, preferences and limitations of such series.

The shares of each series of Preferred Stock may vary from the shares of any other series of Preferred Stock as to any of such matters.

5. Each share of Common Stock shall be equal in all respects to every other share of Common Stock.

6. No shareholder of the Corporation shall have preemptive or preferential rights to any shares of any class of stock of the Corporation or obligations convertible into stock of the Corporation whether now or hereafter authorized.

7. The Secretary of State is designated as the agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

111 West 57th Street
Suite 1100
New York, New York 10019
Attention: General Counsel

8. Each person who at any time is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the New York Business Corporation Law as it may be amended or interpreted from time to time, including the advancing of expenses, subject to any limitations imposed by the Investment Company Act of 1940 and the Rules and Regulations promulgated thereunder. Furthermore, to the fullest extent permitted by New York law, as it may be amended or interpreted from time to time, subject to the limitations imposed by the Investment Company Act of 1940 and the Rules and Regulations promulgated thereunder, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for any act or failure to act in any capacity for which such person would be entitled to indemnification hereunder. No amendment of the Certificate of Incorporation of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a director or officer of the Corporation under this Article in respect of any act or omission that occurred prior to such amendment or repeal.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officers and the foregoing facts stated herein are true and correct as of this 23rd day of September, 2005.

/s/ Douglas W. Jamison
Douglas W. Jamison, President

/s/ Susan T. Harris
Susan T. Harris, Corporate Secretary